UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report: February 12, 2024

(Date of earliest event reported)

Oragenics, Inc.

(Exact name of registrant as specified in its charter)

FL	001-32188	59-3410522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1990 Main Street Suite 750 Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

813-286-7900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OGEN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Management Transition

On February 12, 2024, Oragenics, Inc. (the “Company”) and Kimberly Murphy, the Company’s Chief Executive Officer, entered into a mutually agreeable Separation Agreement (the “Separation Agreement”), pursuant to which Ms. Murphy’s employment with the Company terminated effective February 12, 2024. Ms. Murphy will continue to serve as a member of the Company’s board of directors (the “Board”). The Separation Agreement provides Ms. Murphy with the benefits under her employment agreement with the Company for a separation without cause. Ms. Murphy’s resignation was not due to any disagreement with the Company on any matter related to its operations, policies, or practices.

The Board will provide direction to the Company during this transition in management, with Charlie Pope, the Company’s Chairman of the Board, serving, on an interim basis, as Executive Chairman, effective immediately. In addition, effective February 12, 2024, the Board appointed Michael Redmond, the Company’s President, as the Company’s Interim Principal Executive Officer.

A copy of the February 12, 2024 press release announcing the foregoing management transition is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated February 12, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on this 12th day of February, 2024.

ORAGENICS, INC. (Registrant)

BY:	/s/ Janet Huffman
Janet Huffman Chief Financial Officer